UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2014

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
2nd FLOOR
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[   ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[   ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01           Other Events.

Cenveo, Inc. (“Cenveo”) today announced an update on pension funding expectations for 2014 through 2018 based on provisions in the Highway and Transportation Funding Act of 2014, which was signed into law last week. The legislation includes a provision which effectively stabilizes interest rates used to calculate required funding contributions, and minimizes the impact of current low interest rate conditions.

As a result of the stabilization provision, and based on current actuarial assumptions, Cenveo now estimates its pension contributions to the Cenveo Corporation Pension Plan for the remainder of 2014 through 2018 to be approximately $6.9 million, which is a $33.3 million reduction from prior expectations of $40.2 million.

	Remainder of 2014	2015	2016	2017	2018
Previously expected pension contributions	$5.9	$12.4	$10.8	$7.5	$3.6
Revised expected pension contributions	2.1	4.7	-	-	0.1
Funding reduction	$3.8	$7.7	$10.8	$7.5	$3.5

______________________
Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) Internal Revenue Service (IRS) final determination of the average rates for qualified pension plan contributions and potential costs related to passage of the 2014 Highway Bill; (ii) recent United States and global economic conditions have adversely affected us and could continue to do so; (iii) our substantial level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iv) our ability to service or refinance our debt; (v) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (vi) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vii) our ability to successfully integrate acquired businesses with our business; (viii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (ix) the industries in which we operate our business are highly competitive and extremely fragmented; (x) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (xi) factors affecting the United States postal services impacting demand for our products; (xii) the availability of the Internet and other electronic media adversely affecting our business; (xiii) increases in paper costs and decreases in the availability of raw materials; (xiv) our labor relations; (xv) our compliance with environmental laws;  (xvi) our dependence on key management personnel; and (xvii) any failure, interruption or security lapse of our information technology systems. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 18, 2014

CENVEO, INC.

By:         s/ Robert G. Burton, Jr.
Robert G. Burton, Jr.
President